Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this Registration Statement on Form S-8 and to the incorporation by reference therein of our report, dated February 1, 2016, with respect to the financial statements of Hedgepath Pharmaceuticals, Inc. (the “Company”) included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015 as on filed February 1, 2016 with the Securities and Exchange Commission.

/s/ CHERRY BEKAERT LLP

Tampa, Florida

October 24, 2016